EXHIBIT 99.1

PRESS CONTACT
Sarah Andrus
BLASToutdoors
sarah@blastoutdoors.com
415.489.2012 ext. 204

Medis Technologies Names New Chief Financial Officer
Steve Crea assumes role, continuing Medis’ strategic restructuring

(New York, NY — April 2, 2009) – Medis Technologies Ltd. (NASDAQ: MDTL), creator of the world’s first consumer portable fuel cell, today announced the appointment of Steve Crea as Chief Financial Officer to its executive management team continuing the momentum of its ongoing restructuring efforts. Steve brings more than 25 years of financial, accounting and operational management expertise to his role with Medis. As Chief Financial Officer, Crea will be charged with all financial management functions including budgeting, reporting, tax and audit management, directing financial strategy, planning and forecasting, and supervising Medis’ investment portfolio and capital fundraising.

"I'm excited to be a part of Medis' new executive team. My previous experience guiding highly leveraged companies has prepared me to manage the financial restructuring and cost-cutting initiatives at hand,” commented Steve Crea. “My new colleagues and I are passionate about our innovative technology and the opportunities it presents.  We are committed to the future of Medis and creating value for our shareholders."

Formerly, Steve was the Chief Financial Officer and Treasurer of Risk Management Solutions, Inc., responsible for all financial, treasury and human resource activities. Before joining Risk Management Solutions, Inc. in 2008, Crea held the position of Chief Financial Officer and Treasurer for two years at Cooperative Business International, Inc., an international trading and processing company of high quality commodities. Steve also spent eight years with Insilco Technologies, Inc., a leading global manufacturer of electronic interconnect components, in leading financial and operational roles.

“We are pleased to add Steve Crea to our management team,” said Medis Technologies Chairman and CEO Jose Mejia. “He will play an integral role in our restructuring efforts, as we’ll look to him for guidance on financial strategy and control, risk management, fundraising initiatives, and overall cash flow management. Steve’s a welcomed addition.”

For more information about Medis Technologies and the company’s fuel cell powered products, please visit www.medistechnologies.com.

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About Medis Technologies Ltd.
Medis Technologies Ltd. (NASDAQ: MDTL) (www.medistechnologies.com), headquartered in New York,  is the first company in the world to design, develop and market a portable liquid fuel cell capable of providing electrical power to the mobile electronics marketplace. The Medis fuel cell features a patented, proprietary fuel formulation that utilizes borohydride to generate electricity upon activation; it is safe, clean, silent, non toxic, and recyclable. First generation products include the Medis 24-7 Power Pack; 24-7 Xtreme Portable Power Solution; and the Medis Fuel Cell Power Emergency Kit.

Medis' indirect majority-owned subsidiary, Cell Kinetics Ltd., is engaged in the development and commercialization of the CKChip, a unique cell carrier platform intended for simultaneous fluoroscopic monitoring and analysis of thousands of individual living cells over time.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.